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EXHIBIT 10.29

Amended and Restated Pledge and Security Agreement

        This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT is dated as of May 28, 2004, by UNION CARBIDE CORPORATION, a New York corporation ("Carbide" or "Grantor") in favor of THE DOW CHEMICAL COMPANY, a Delaware corporation ("TDCC" or "Lender").

W I T N E S S E T H:

        WHEREAS, Lender and Grantor entered into that certain Pledge and Security Agreement dated as of March 25, 2003 (the "Pledge and Security Agreement"), and amended the Pledge and Security Agreement pursuant to the First Amendment to Pledge and Security Agreement dated as of March 25, 2003, and pursuant to the Second Amendment to Pledge and Security Agreement dated as of January 1, 2004;

        WHEREAS, Lender and Grantor are parties to the Amended and Restated Credit Agreement dated as of the date first above written (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Credit Agreement") among TDCC, as lender, Carbide, as borrower, and the Subsidiary Guarantor signatories thereto;

        WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, Grantor is required to execute and deliver this Agreement, which amends and restates in its entirety the Pledge and Security Agreement as in effect immediately prior to the date hereof;

        WHEREAS, to secure the due and punctual payment and performance of, among other things, the obligations of Grantor arising under the Credit Agreement, Lender and Grantor wish to substitute certain collateral granted to secure the obligations under the Pledge and Security Agreement with a first priority perfected security interest in certain assets of Grantor, including cash collateral, subject to the terms and conditions of this Agreement and the Credit Agreement as in effect on the Effective Date;

        WHEREAS, to the extent that existing collateral is released and replaced by the substituting Collateral, it is the intent of the parties such replacement of collateral be deemed an exchange or substitution of property of equal or lesser value, that is consummated contemporaneously with the release of the existing collateral.

        NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Credit Agreement and to induce Lender to make and/or continue extensions of credit to Grantor thereunder, Grantor hereby agrees with Lender as follows:

ARTICLE I

DEFINED TERMS

        Section 1.1.    Definitions.

        (a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

        (b)   Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

      "Account"
      "Account Debtor"
      "Cash Proceeds"
      "Chattel Paper"
      "Deposit Account"
      "Instruments"
      "Investment Property"
      "Money"
      "Payment Intangible"
      "Proceeds"
      "Security"
      "Security Entitlement"

        (c)   The following terms shall have the following meanings:

        "Agreement" means this Amended and Restated Pledge and Security Agreement.

        "Approved Deposit Account" means a Deposit Account maintained by Grantor with a Deposit Account Bank, which account is the subject of an effective Deposit Account Control Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Deposit Account.

        "Cash Collateral Account" has the meaning specified in the Credit Agreement.

        "Cash Collateralized Credit Enhancements" has the meaning specified in the Credit Agreement.

        "Cash Equivalents" has the meaning specified in the Credit Agreement.

        "Credit Agreement" is defined in the preamble of this Agreement.

        "Collateral" has the meaning specified in Section 2.1.

        "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding indebtedness for borrowed money or guarantees thereof due within 12 months) and (b) goodwill, as reflected in the Company's most recent consolidated balance sheet preceding the relevant date of a determination, such amount to be calculated in accordance with Section 4.04(9) of the Indenture.

        "Debt Obligations" means any Obligations for borrowed money or any guarantee of such indebtedness for borrowed money.

        "Deposit Account Bank" means a financial institution selected or approved by Lender and with respect to which Grantor has delivered to Lender an executed Deposit Account Control Agreement.

        "Deposit Account Control Agreement" means a letter agreement providing for "control" (as defined in Section 9-104 of the UCC) of the Lender on an Approved Deposit Account, and in form and substance satisfactory to Lender, executed by Grantor, Lender and the relevant Deposit Account Bank.

        "Deposited Cash Collateral" has the meaning specified in the Credit Agreement.

        "Indenture" means the Indenture dated as of June 1, 1995 between Grantor and Chemical Bank, as trustee, as amended.

        "Intercompany Note" means any promissory note evidencing Intercompany Indebtedness.

        "LLC" means each limited liability company in which Grantor has an interest identified on Schedule 2.

        "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

        "Monthly Report" has the meaning specified in the Credit Agreement.

        "Non-Debt Obligations" means all Obligations other than Debt Obligations.

        "Obligations" means all advances, debts, liabilities, obligations, covenants and duties owing by Grantor to Lender of every type and description, arising under (i) the Credit Agreement or under any other Loan Document, including all Loans, Credit Enhancement Obligations and the Univation Reimbursement Obligation, and all fees and expenses and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to Grantor under the Credit Agreement or any other Loan Document, or (ii) any other transaction, arrangement, agreement, guarantee, indemnity or extension or enhancement of credit entered into or provided by Lender to or on behalf of Grantor from and after the date hereof, in each case whether direct or indirect, absolute or contingent, or due or to become due.

        "Partnership" means each partnership in which Grantor has an interest identified on Schedule 2.

        "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

        "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, all certificates or other instruments representing any of the foregoing, all Security Entitlements of Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

        "Pledged LLC Interests" means all of Grantor's right, title and interest as a member of the LLCs set forth on Schedule 2 (which Schedule 2 reflects the release of Step 1 Released Collateral pursuant to Section 2.3 of this Agreement) and all of Grantor's right, title and interest in, to and under any LLC Agreement with respect thereto to which it is a party.

        "Pledged Notes" means all right, title and interest of Grantor in the Instruments evidencing Intercompany Indebtedness (including any Intercompany Notes) owed to Grantor, including all Indebtedness described on Schedule 2 (which Schedule 2 reflects the release of Step 1 Released Collateral pursuant to Section 2.3 of this Agreement), issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

        "Pledged Partnership Interests" means all of Grantor's right, title and interest as a limited and/or general partner in the Partnerships set forth on Schedule 2 (which Schedule 2 reflects the release of Step 1 Released Collateral pursuant to Section 2.3 of this Agreement) and all of Grantor's right, title and interest in, to and under any Partnership Agreements with respect thereto to which it is a party.

        "Pledged Stock" means the shares of capital stock owned by Grantor identified on Schedule 2 (which Schedule 2 reflects the release of Step 1 Released Collateral pursuant to Section 2.3 of this Agreement); provided, however, that so long as doing otherwise would result in adverse tax consequences to Grantor, the amount of outstanding capital stock of any Subsidiary that is not a domestic Subsidiary that is pledged or deemed to be pledged hereunder shall not exceed the amount of shares of capital stock possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such Subsidiary entitled to vote.

        "Restricted Property" means any shares of capital stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

        "Restricted Subsidiary" means a Wholly Owned Subsidiary that has substantially all of its assets located in the United States and owns a manufacturing facility located in the United States.

        "Secured Obligations" means the Debt Obligations and Non-Debt Obligations owed by Grantor to Lender.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Step 1 Released Collateral" means all of Grantor's right, title and interest in the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests set forth on Schedule 3 hereto, and all right, title and interest of any Subsidiary Guarantor (as applicable) to the Pledged Stock, Pledged Partnership Interests and Pledged LLC interests set forth on Schedule 3 hereto.

        "Step 2 Released Collateral" means all of Grantor's right, title and interest in the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests set forth on Schedule 4 hereto, and all right, title and interest of any Subsidiary Guarantor (as applicable) to the Pledged Stock, Pledged Partnership Interests and Pledged LLC interests set forth on Schedule 4 hereto.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        "Wholly Owned Subsidiary" means a Subsidiary of which 100% of the outstanding voting stock or equity securities are owned directly or indirectly by Grantor.

        Section 1.2.    Certain Other Terms.

        (a)   The words "herein", "hereof", "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

        (b)   References herein to Schedule, Article, Section, subsection or clause refer to the appropriate Schedule to, or Article, Section, subsection or clause in this Agreement.

        (c)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (d)   Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

        (e)   The term "including" means "including without limitation" except when used in the computation of time periods.

        (f)    The terms "Lender" and "Grantor" include their respective successors.

        (g)   References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II

GRANT OF SECURITY INTEREST

        Section 2.1.    Collateral. For the purposes of this Agreement, all of the following property now owned by Grantor or in which Grantor now has any right, title or interests is collectively referred to as the "Collateral":

          (a)   all Pledged Collateral;

          (b)   all Deposit Accounts;

          (c)   all Cash Collateral Accounts;

          (d)   all Accounts, cash,, Monies, Cash Equivalents, Chattel Paper, contract rights, Instruments, receivables and Payment Intangibles; and

          (e)   all books and records pertaining to the property described in clauses (a) and (b) of this Section 2.1; and

          (f)    to the extent not otherwise included, all Cash Proceeds, Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above: (1) to the extent the security interest created by this Agreement is securing Debt Obligations, such security interest shall not extend to, and the term "Collateral" shall not include, any Restricted Property (except to the extent the aggregate Debt Obligations secured by Restricted Property hereunder does not exceed at any time outstanding 10% of Consolidated Net Tangible Assets); (2) to the extent a grant of a security interest in any Pledged "Collateral" would constitute a violation or breach of any other agreement by which Grantor is bound and acceptable arrangements, such as consents or amendments, cannot be made to avoid a violation or breach of such other agreement by which Grantor is bound, such Pledged Collateral will be excluded from "Collateral"; and (3) to the extent a grant of a security interest in any Deposit Account for which the relevant depository bank's jurisdiction is not in the United States and acceptable arrangements cannot be made in the United States, such Deposit Account will be excluded from Collateral. The parties hereto agree that the amount of Debt Obligations that may be secured under this Agreement is limited under clause (1) above, as required under the Indenture, to only a portion of the aggregate Debt Obligations owing or which may become owing by Grantor to Lender and that any payments or repayments of such Debt Obligations shall be and be deemed to be applied first to the portion of such Debt Obligations that is not secured hereby, it being the parties' intent that the portion of such Debt Obligations last remaining unpaid shall be secured hereby.

        Section 2.2.    Grant of Security Interest in Collateral. Subject to the limitations expressly set forth in Section 2.1, Grantor, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally pledges to Lender and grants to Lender a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral.

        Section 2.3.    Release of Collateral.

          (i)    Lender agrees that contemporaneously with the effectiveness of the Credit Agreement, (A) the Subsidiary Pledge Agreement dated as of March 25, 2003 between certain of the Subsidiary Guarantors and Lender is hereby terminated, and (B) the security interest of Lender in the Step 1 Released Collateral is hereby terminated and the security interest granted thereby released.

          (ii)   Lender hereby agrees that the security interest of Lender in the Step 2 Released Collateral will be terminated and released promptly following Lender's delivery of a Monthly Report stating that the aggregate amount of Deposited Cash Collateral equals the lower of (A) $300,000,000, or (B) the aggregate amount of the Credit Enhancement Obligations; provided, however, that no Default or Event of Default has occurred and is continuing as of the date of such release.

          (iii)  Lender agrees to release cash collateral held in the Cash Collateral Accounts pursuant to the terms and conditions of Section 7.9(b) of the Credit Agreement. At the request and sole expense of Grantor following any release of Collateral pursuant to this Section 2.3, Lender shall deliver to Grantor any such Collateral and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such release.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        To induce Lender to enter into the Credit Agreement, Grantor hereby represents and warrants to Lender that:

        Section 3.1.    Title; No Other Liens. Except for the Lien granted to Lender pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, (a) Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens.

        Section 3.2.    Perfection and Priority. The security interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of Lender in the Collateral for which perfection is governed by the UCC upon (i) the completion of the filings which have been delivered to Lender and completed in duly executed form, (ii) the delivery to Lender of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to Lender or in blank, and (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts and Cash Collateral Accounts. Such security interest will be prior to all other Liens on the Collateral except for Customary Permitted Liens which have priority over Lender's Lien by operation of law or otherwise as permitted under the Credit Agreement or any Loan Document.

        Section 3.3.    State of Incorporation; Chief Executive Office. On the date hereof Grantor's jurisdiction of organization, organizational identification number, if any, and the location of Grantor's chief executive office or sole place of business is specified on Schedule 1.

        Section 3.4.    Pledged Collateral.

          (a)   The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

          (b)   All of the Pledged Stock, and (to the extent relevant) all Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

          (c)   Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d)   All Pledged Collateral consisting of certificated securities, Chattel Paper or Instruments has been delivered to Lender in accordance with Section 4.4(a).

ARTICLE IV

COVENANTS

        As long as any of the Obligations (other than contingent indemnification Obligations not yet due and payable) remain outstanding, unless the Lender otherwise consents in writing, Grantor agrees with Lender that:

        Section 4.1.    Generally. Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement; (d) not enter into any agreement or undertaking restricting the right or ability of Grantor or Lender to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify Lender of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

        Section 4.2.    Maintenance of Perfected Security Interest; Further Documentation.

          (a)   Following the perfection of any security interest created by this Agreement with respect to any item of Collateral, Grantor will maintain such as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

          (b)   Grantor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

          (c)   At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements.

        Section 4.3.    Changes in Locations, Name, Etc.

          (a)   Except upon 15 days' prior written notice to Lender and delivery to Lender of all additional executed financing statements and other documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein, Grantor will not:

            (i)    change its state of incorporation or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

            (ii)   change its name, identity or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become misleading.

        Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral as is consistent with past practices.

        Section 4.4.    Pledged Collateral.

        (a)   Grantor will deliver to Lender, all certificates, Chattel Paper or Instruments representing or evidencing any Pledged Collateral, in suitable form for transfer by delivery or, as applicable, accompanied by Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, in its discretion and without notice to Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. Lender shall have the right to, upon the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

        (b)   Except as provided in Article V, Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating dividends constituting a distribution of capital) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of Lender, be delivered to Lender to be held by it hereunder as additional collateral security for the Secured Obligations or be deposited into an Approved Deposit Account. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by Grantor, Grantor shall, to the extent such money is not otherwise deposited into an Approved Deposit Account and until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Grantor, as additional security for the Secured Obligations.

        (c)   Except as provided in Article V, Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral and to give consents, waivers or ratifications in respect thereof; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by Grantor which would have a Material Adverse Effect or which would be inconsistent with or breach the terms of the Credit Agreement, this Agreement or any other Loan Document.

        (d)   Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of Lender in the Pledged Partnership Interests or Pledged LLC Interests pledged by Grantor hereunder, including electing to treat the membership interest or partnership interest of Grantor as a security under Section 8-103 of the UCC.

        Section 4.5.    Approved Deposit Accounts. Except as otherwise permitted by the Credit Agreement, if required by Lender under the Credit Agreement, Grantor will (i) deposit in an Approved Deposit Account all cash and all Proceeds received by Grantor, and (ii) not establish or maintain any Deposit Account other than with a Deposit Account Bank.

        Section 4.6.    Payment of Taxes and Other Obligations. Grantor will, to the extent required under the Credit Agreement, pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

ARTICLE V

REMEDIAL PROVISIONS

        Section 5.1.    Code and Other Remedies. During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (in each case except any required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived and released. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall proscribe, and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        Section 5.2.    Pledged Collateral.

        (a)   During the continuance of an Event of Default, upon notice by Lender to Grantor, (i) Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement, and (ii) Lender or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

        (b)   In order to permit Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) upon the occurrence and during the continuance of an Event of Default, Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, Grantor hereby grants to Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (in respect of Loans and Reimbursement Obligations and interest and fees thereon and expenses related thereto) and the termination of the Commitment.

        (c)   Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by Grantor to (i) comply with any instruction received by it from Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to an Approved Deposit Account approved for such purpose by Lender.

        Section 5.3.    Sale of Pledged Collateral.

        (a)   Grantor recognizes that Lender may be unable to effect a sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

        (b)   Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.3 valid and binding and in compliance with any and all applicable Requirements of Law, provided, however, that Grantor shall not be obligated to register any portion of the Pledged Collateral under the provisions of the Securities Act. Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

        Section 5.4.    Deficiency. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

ARTICLE VI

POWER OF ATTORNEY

        Section 6.1.    Lender's Appointment as Attorney-in-Fact.

        (a)   Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Lender the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do any or all of the following:

            (i)    pay or discharge taxes and Liens levied or placed on the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (ii)   execute, in connection with any sale provided for in Section 5.1 or 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (iii)  (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

        (b)   If Grantor fails to perform or comply with any of its agreements contained herein, and such failure constitutes an Event of Default, Lender (so long as such Event of Default is continuing), at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

        (c)   The expenses of Lender incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the Applicable Rate at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by Lender to the date reimbursed by Grantor, shall be payable by Grantor to Lender on demand.

        (d)   Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        Section 6.2.    Duty of Lender. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. Subject to applicable law, neither Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder.

        Section 6.3.    Execution of Financing Statements. Grantor authorizes Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

ARTICLE VII

MISCELLANEOUS

        Section 7.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

        Section 7.2.    Notices. All notices, requests and demands to or upon Lender or Grantor hereunder shall be effected in the manner provided for in Section 10.6 of the Credit Agreement.

        Section 7.3.    No Waiver by Course of Conduct; Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        Section 7.4.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

        Section 7.5.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

        Section 7.6.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 7.7.    Section Headings. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

        Section 7.8.    Entire Agreement. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

        Section 7.9.    Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

        Section 7.10.    Release of Collateral; Termination.

        (a)   Upon termination of the Commitment and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which are then due and payable, the Collateral (other than any Collateral previously released) shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and Grantor hereunder shall immediately terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the request and sole expense of Grantor following any such termination, Lender shall deliver to Grantor any Collateral of Grantor held by Lender hereunder and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

        (b)   If any of the Collateral shall be sold or disposed of by Grantor in a transaction permitted by the Credit Agreement (including by operation of Lender's written consent or waiver), the Collateral so sold or disposed of shall be automatically released from the Lien created hereby and, in connection therewith, Lender, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

        Section 7.11.    Reinstatement. Grantor further agrees that, if any payment made by Grantor or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Lender to such person, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated), such Lien or other Collateral shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.

        IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

UNION CARBIDE CORPORATION

			By:	/s/ EDWARD W. RICH
				Name:	Edward W. Rich
				Title:	Chief Financial Officer, Vice President and Treasurer
ACCEPTED AND AGREED: THE DOW CHEMICAL COMPANY
By:	/s/ J. P. REINHARD
	Name:	J. P. Reinhard
	Title:	Executive Vice President and Chief Financial Officer

Amended and Restated Pledge and Security Agreement

Schedule 1

State of Incorporation; Principal Place of Business

Union Carbide Corporation

Jurisdiction of organization: New York

I.R.S. Employer Identification Number: 13-1421730

Principal place of business

400 West Sam Houston Parkway South

Houston, Texas 77042

Phone No: (713)-978-2016 / Fax No: (713)-978-2394

Schedule 2

Pledged Collateral1

1.
Pledged Stock

Issuer	Holder	Shares	Class (if known)	% Ownership
Dow International Holdings Company	UCC	831	Common	7.4
Dow Chemical Canada Inc.°	UCC	64,444	Common	11.2
Modeland International Holdings Inc.°	UCC		Class A Common	41
Dow Química Argentina S.A.°	UCC	4,933,170	Common	11.99
Dow Venezuela, C.A.°	UCC			19.61
Dow Química Mexicana S.A. de C.V.°			UCC	15.42
EQUATE Petrochemical Company K.S.C.°	UCC	971,700,000	Common	45
EQUATE Marketing Company E.C.°	UCC	250,500	Ordinary	50.1
Union Carbide Subsidiary C, Inc.[2]	UCC	1,000	Common	100
Catalysts, Adsorbents and Process Systems, Inc.[3]	UCC	5	Common	100
Union Carbide Chemicals & Plastics Technology Corporation	UCC	100	Common	100
2.
Pledged Partnership Interests

        None.

3.
Pledged LLC Interests

Issuer	Holder	% Ownership
UCMG LLC.	UCC	100

1
The security interests granted with respect to some of the Pledged Collateral identified on this Schedule 2 are limited by Section 2.1 of the Agreement.

°
Pledged Stock of non-U.S. entities will be limited to 65% of the voting power of all outstanding equity interests of such entities entitled to vote.

2
Union Carbide Subsidiary C, Inc. is the entity through which UCC indirectly holds its interest in Univation Technologies, LLC.

3
Catalysts, Adsorbents and Process Systems, Inc. is the entity through which UCC indirectly holds its interest in UOP LLC.

        4.     Pledged Notes

          a.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and Union Carbide Caribe LLC.

          b.     Revolving Loan Agreement, dated as of October 1, 2001, by and between UCC and UCMG LLC, as amended on December 1, 2001.

          c.     Revolving Loan Agreement, dated as of December 1, 2001, by and between UCC and Westbridge Insurance Ltd.

          d.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and UNISON Transformer Services, Inc., as amended on December 1, 2001.

          e.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and UniGlobal Logistics, Inc.

          f.      Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and UCAR Interam Inc.

          g.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and Union Carbide Finance Corporation.

          h.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and Union Carbide Polyolefins Development Company, Inc.

          i.      Revolving Loan Agreement, dated as of July 1, 2001, by and between UCC and Union Carbide Chemicals & Plastics Technology Corporation.

          j.      Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and KTI Chemicals, Inc.

          k.     Revolving Loan Agreement, dated as of November 1, 2001, by and between UCC and Amerchol Corporation.

Schedule 3

Step 1 Released Collateral

— Collateral Held by Union Carbide Corporation

Asian Acetyls Co, Ltd.
Nippon Unicar Company Limited
Optimal Chemicals (Malaysia) Sdn Bhd
Optimal Olefins (Malaysia) Sdn Bhd
Union Carbide Pan America, Inc.
UCAR Emulsions Systems International, Inc.
UCAR Pipeline Inc
UCAR Louisiana Pipeline Company
Union Carbide Caribe LLC
Union Carbide Inter-America, Inc. (DE)
American Acetyls
Amerchol Corporation
Chemicals Marine Fleet, Inc.
Global Industrial Corporation
UC Finco Inc.
Union Carbide Asia Pacific, Inc.
Union Carbide Inter-America, Inc. (NJ)
Union Carbide Polyolefins Development Company, Inc.
Union Carbide Middle East Limited
Union Carbide Ethylene Oxide / Glycol Company
Seadrift Pipeline Corporation
Carbide Chemical (Thailand) Limited
Union Carbide Asia Limited (Hong Kong Corp)
National Carbon Company Pakistan (Private) Limited (Pakistan Corp)
PT Union Carbide Indonesia
Union Carbide Formosa Company, Ltd (Taiwan Corp)
Union Carbide Ibérica, S.A. (Spain Corp.)
Union Carbide Pakistan (Private) Limited (Pakistan Corp)
Westbridge Insurance Ltd (Bermuda Corp)
Industrias Carlisil, S.A. (Mexico Corp)
Servicios de Químicos Agricolas, S.A. (Mexico Corp)
Mineracao Ligura Ltda. (Brazil Corp)
Mineracao Sao Damaso Ltda. (Brazil Corp)
Union Carbide Commercial Nicaragua, S.A. (Nicaragua Corp)
Union Polymers Sdn Bhd (Malaysia Corp)
Union Carbide Customer Services Pte. Ltd. (Singapore Corp)
GlenGate Insurance Brokers Limited (Ireland Corp)
UCAR Vanor (Proprietary) Limited (South African Corp)
Dow Chemical (Malaysia) Sdn. Bhd. (Malaysia Corp)
Union Carbide South Africa (Proprietary) Limited (South Africa Corp)
Union Carbide Philippines (Far East), Inc. (Philippines Corp)
Codium Desenvolvimento de Industrias Minerais Ltda. (Brazil Corp)
Union Carbide Foreign Sales Corporation (Virgin Islands Corp)
Union Carbide China Investment Co. Ltd.

— Collateral Held by Catalysts, Adsorbents and Process Systems, Inc.

UOP LLC

— Collateral Held by Union Carbide Subsidiary C, Inc.

Univation Technologies LLC

— Collateral Held by UCMG LLC

Optimal Glycols (Malaysia) Sdn. Bhd.

Schedule 4

Step 2 Released Collateral

    1.
    Dow Química Argentina S.A. (Argentina Corp.)
    2.
    Dow Venezuela, CA (Venezuela Corp.)
    3.
    Dow Química Mexicana S.A. de C.V. (Mexico Corp)
    4.
    UCMG LLC
    5.
    Catalysts, Adsorbents and Process Systems, Inc.
    6.
    EQUATE Petrochemical Company K.S.C.
    7.
    EQUATE Marketing Company E.C.

Note: After the release of the Step 2 Released Collateral the Pledged Stock will be as follows:

Issuer	Holder	Shares	Class (if known)	% Ownership
Dow International Holdings Company	UCC	831	Common	7.4
Dow Chemical Canada Inc.°	UCC	64,444	Common	11.2
Modeland International Holdings Inc.°	UCC		Class A Common	41
Union Carbide Subsidiary C, Inc.	UCC	1,000	Common	100
Union Carbide Chemicals & Plastics Technology Corporation	UCC	100	Common	100

QuickLinks

  EXHIBIT 10.29
W I T N E S S E T H
ARTICLE I DEFINED TERMS
ARTICLE II GRANT OF SECURITY INTEREST
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS
ARTICLE V REMEDIAL PROVISIONS
ARTICLE VI POWER OF ATTORNEY
ARTICLE VII MISCELLANEOUS